
<ARTICLE> 5
<LEGEND>
The following schedule contains summary financial information which has been extracted from the consolidated financial statements of Golden Triangle
Industries, Inc. and subsidiarys for the quarterly financial statements filed on Form 10-Q for the periods presented. These summary schedules are qualified in their entirety by reference to such financial statements and the notes thereto.
</LEGEND>

<CIK> 0000012388
<NAME> BLACK GIANT OIL COMPANY


<PERIOD-TYPE>                   YEAR              YEAR              YEAR
<FISCAL-YEAR-END>            MAR-31-1997        MAR-31-1996        MAR-31-1995
<PERIOD-END>                 MAR-31-1997        MAR-31-1996        MAR-31-1995
<CASH>                               327               3342              (144)
<SECURITIES>                           0                  0                  0
<RECEIVABLES>                          0                  0                  0
<ALLOWANCES>                           0                  0                  0
<INVENTORY>                            0                  0                  0
<CURRENT-ASSETS>                     327               3342              (144)
<PP&E>                             66846              66846              66846
<DEPRECIATION>                   (65017)            (62638)            (61237)
<TOTAL-ASSETS>                      2156               7550               5465
<CURRENT-LIABILITIES>              13067              18515              24477
<BONDS>                                0                  0                  0
<PREFERRED-MANDATORY>                  0                  0                  0
<PREFERRED>                            0                  0                  0
<COMMON>                          179628             179628             179628
<OTHER-SE>                      (190539)           (190593)           (198640)
<TOTAL-LIABILITY-AND-EQUITY>        2156               7550               5465
<SALES>                            15184               8658               7292
<TOTAL-REVENUES>                   27059              23619               7292
<CGS>                                  0                  0                  0
<TOTAL-COSTS>                          0                  0                  0
<OTHER-EXPENSES>                   27006              15571               6094
<LOSS-PROVISION>                       0                  0                  0
<INTEREST-EXPENSE>                     0                  0                  0
<INCOME-PRETAX>                       53               8048               1198
<INCOME-TAX>                           0                  0                  0
<INCOME-CONTINUING>                   53               8048               1198
<DISCONTINUED>                         0                  0                  0
<EXTRAORDINARY>                        0                  0                  0
<CHANGES>                              0                  0                  0
<NET-INCOME>                          53               8048               1198
<EPS-PRIMARY>                          0                  0                  0
<EPS-DILUTED>                          0                  0                  0